UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2012

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2012, Powin Renewable Energy Resources, Inc. (“Powin Energy”), dba Powin Energy,  the Company’s wholly-owned subsidiary, appointed Zhen Chen as its Chief Operating Officer. Previously, Mr. Chen served as Powin Energy’s Project Manager. Prior to joining Powin Energy, Mr. Chen was Chief Engineer for Revolt Technology LLC.  From 2005 to 2011, Mr. Chen was Reformer Team Lead and Senior Chemical Engineer for IdaTech LLC of Bend, Oregon, a manufacturer of fuel cell backup power systems.  Powin Energy and Mr. Chen have entered into an Employment Agreement for an initial term of twelve (12) month ending October 31, 2013 with an annual salary of $96,001.

Effective November 1, 2012, the Company appointed Terry Davis as its Vice-President of Marketing and Sales. Prior to joining the Company, Mr. Davis was Vice-President of venture development for Growth Science International. From 2007 to 2010, Mr. Davis held management and sales positions with Vestas Americas Wind Technology. From 2010 to 2011, he wasVice-President-Wind Solutions, for Data Exchange Corporation.

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 5, 2012.
99.2	Press Release dated November 5, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: November 5, 2012	By:	/s/ Joseph Lu
Chief Executive Officer